GE INTERNATIONAL, INC.                                  GE ENERGY SERVICES
________________________________________________________________________________





                           SECOND AMENDED AND RESTATED
                  OPERATION AND MAINTENANCE SERVICES AGREEMENT


                                     between




                      General Electric International, Inc.


                                       and


                           Selkirk Cogen Partners, L.P




                             in connection with the


       Unit I and Unit II Combined Cycle Cogeneration Power Plant Facility
                                Selkirk, New York





                                   June, 2000

                               TABLE OF CONTENTS

                                                                           PAGE
PREAMBLE                                                                     2
ARTICLE 1  DEFINITIONS                                                        4
ARTICLE 2  WORKSCOPE                                                         10
ARTICLE 3  RESPONSIBILITIES OF OWNER                                         11
ARTICLE 4  BUDGET AND APPROVAL OF DIRECT COSTS                               11
ARTICLE 5  PLANNED AND UNPLANNED MAINTENANCE                                 13
ARTICLE 6  EXTRA WORK                                                        14
ARTICLE 7  PAYMENTS                                                          14
ARTICLE 7B LONG TERM PARTS AGREEMENT                                         25
ARTICLE 8  TITLE PASSAGE                                                     25
ARTICLE 9  EXCUSABLE DELAY                                                   25
ARTICLE 10 TERM                                                              26
ARTICLE 11 TERMINATION BY OWNER                                              26
ARTICLE 12 TERMINATION BY CONTRACTOR                                         29
ARTICLE 13 WARRANTY                                                          32
ARTICLE 14 CROSS INDEMNIFICATION                                             33
ARTICLE 15 LIMITATIONS OF LIABILITY                                          33
ARTICLE 16 INSURANCE                                                         36
ARTICLE 17 ASSIGNMENT                                                        38
ARTICLE 18 COMPLICANCE WITH LAWS AND CODES                                   38
ARTICLE 19 DISPUTES PROCEDURE                                                39
ARTICLE 20 MISCELLANEOUS                                                     39

EXHIBITS                                                                     44
EXHIBIT I       PERFORMANCE INCENTIVE
EXHIBIT II      GER3620F
EXHIBIT III     OPERATION PHASE SERVICES
EXHIBIT IV      RESPONSIBILITIES OF OWNER
EXHIBIT V       SPECIFICATION OF FUEL
EXHIBIT VI      FACILITY WORK FORCE
EXHIBIT VII     PURCHASED SUPPLIES AND SERVICES
EXHIBIT VIII    TARGET DMNC OUTPUT PERFORMANCE TEST PROCEDURES
EXHIBIT IX      PARENT GUARANTEE
EXHIBIT X       LONG TERM PARTS AGREEMENT- SELKIRK COGEN
EXHIBIT XI      CONSENT AGREEMENT
EXHIBIT  XII    NY POWER POOL METHODS & PROCEDURES (MP2-12)

Second Amended and Restated Selkirk O&M Services Agreement
CONFIDENTIAL
EXECUTION COPY  6/29/00

                           SECOND AMENDED AND RESTATED
                  OPERATION AND MAINTENANCE SERVICES AGREEMENT

     THIS SECOND AMENDED AND RESTATED AGREEMENT (the "Agreement") is between GE Contractual Services, a component of GE International Inc., a Delaware Corporation ("Contractor"), having a principal office at 4200 Wildwood Parkway, Atlanta, Georgia 30339 and Selkirk Cogen Partners, L.P., a Limited Partnership formed under the Laws of the State of Delaware ("Owner"), having its principal place of business at 7500 Old Georgetown Road, Bethesda, Maryland. Owner and Contractor are referred to individually as "Party" and collectively as "Parties."

                                    RECITALS

     WHEREAS, Bechtel Construction Company and Bechtel Associates Professional Corporation (collectively, "Constructor") have designed and constructed a cogeneration power plant in Selkirk, New York ("Unit I") pursuant to an Engineering, Procurement and Construction Agreement between Owner and Constructor dated June 19, 1990 (the "Unit I Construction Agreement"); and

     WHEREAS, Bechtel Construction Company and Bechtel Associates Professional Corporation (collectively, "Constructor") have designed and constructed a second cogeneration power plant in Selkirk, New York ("Unit II") pursuant to an Engineering, Procurement and Construction Agreement dated October 21, 1992 (the "Unit II Construction Agreement") (Unit I and Unit II are referred to herein collectively as the "Combined Facility"); and

     WHEREAS, the Combined Facility includes three (3) Frame 7EA gas turbine generator sets and two (2) steam turbine generator sets manufactured by the General Electric Company; and

     WHEREAS, Owner and Host have entered into an Amended and Restated Agreement for the Sale of Steam which creates certain obligations with respect to non-exempt / non-supervisory ("Non-supervisory") employees required by the Contractor for the Facility Work Force; and

     WHEREAS, Owner and General Electric Company ("GE") have entered into an Operation and Maintenance Agreement for the Combined Facility (the "Amended and Restated O&M Agreement" dated October 22, 1992) pursuant to which GE has provided operating and maintenance services (including Planned and Unplanned Maintenance); and

     WHEREAS, GE has assigned the Amended and Restated Operation and Maintenance Agreement to GEII as of June 28,1998, and Owner has consented to the assignment provided that GE provide Owner with a Parent Guaranty ("the Guaranty"); and

Second Amended and Restated Selkirk O&M Services Agreement
CONFIDENTIAL
EXECUTION COPY  6/29/00

     WHEREAS, Owner and Contractor now desire to further amend and restate the Amended and Restated O&M Agreement and to set forth in this Second Amended and Restated Agreement the terms pursuant to which Contractor shall continue to provide operating and maintenance services (including Planned and Unplanned Maintenance) to the Combined Facility during the Operations Phase.

     NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, the Parties hereto agree that the O&M Agreement is hereby amended and restated in its entirety as follows:


                                    ARTICLE 1
                                   DEFINITIONS

1.1 Acceptable Fuel. Gas turbine and boiler fuel as specified in Exhibit V of this Agreement.

1.2 Agreement. This Second Amended and Restated Operation and Maintenance Services Agreement for the Combined Facility.

1.3 Budget. A projection of expenses for a Contract Year, as established pursuant to Article 4.

1.4  Combined Facility. The Unit I and the Unit II power plants.

1.5 Consumables. A subset of Direct Material Costs. All items consumed or needing regular periodic replacement for Operation and maintenance of the Combined Facility, such as, but not limited to, gaskets, tools under One Thousand ($1,000) Dollars in value, lubricants, rags, oils, filter media, aqueous ammonia, additives and anti-corrosion devices, CO2, H2, water treatment chemicals and other expendable materials, but not including Acceptable Fuel and Spare Parts.

1.6 Contract Year. For each Contract Year of this Agreement, except for the final Contract Year, a one-year period from January 1 through December 31; and for the final Contract Year, the period beginning on January 1 and terminating on October 31. For any Contract Year that is less than 365 or 366 days (as the case may be), any calculation in this Agreement determined by reference to a Contract Year shall be adjusted by multiplication of the appropriate figure by a fraction, the numerator of which shall be the number of Days in that Contract Year and the denominator of which shall be 365 or 366 as the case may be.

1.7 Contractor's Fee. The fee Owner will pay Contractor during the Term of this Agreement.

1.8 Contractor's Invoice. A written document from Contractor to Owner stating the amount due to Contractor for a portion of the Work Scope in accordance with this

Second Amended and Restated Selkirk O&M Services Agreement
CONFIDENTIAL
EXECUTION COPY  6/29/00

     Agreement and accompanied by reasonable documentation, such as time sheets, supporting the amount invoiced.

1.9  Day. A Day shall be defined as a calendar day when used in this Agreement.

1.10 Direct Costs. The aggregate of Direct Labor Costs, Direct Management Costs, and Direct Subcontracted Services Costs.

1.11 Direct Labor Costs. All expenditures for salaries, personnel health and safety, fringe benefits, Labor Services Contractor fees and services, taxes (including sales tax), insurance and union adders (if applicable) incurred by Contractor's Labor Services Contractor for permanent and temporary personnel who are utilized by Contractor at the site to perform Operation, Routine Maintenance and clerical services under this Agreement (exclusive of Direct Management Costs). Direct Labor Costs also include personnel incentive programs, hiring, transfer, relocation, medical examination, Host assessments related to labor matters, training (technical and supervisory), travel and living expenses for training programs, benefit administration, consistent with Contractor's employee policies as applicable to the Combined Facility, lawyer and consultant fees related to any items set forth in this Section 1.12, and other Work Scope related expenditures, all as undertaken with the prior review and written approval of Owner and Contractor. All such items included shall be defined as Direct Labor.

1.12 Direct Management Costs. Costs for services of personnel employed by Contractor to direct and manage the Work Scope at the Combined Facility, including a Facility Manager and other personnel as agreed to by both Parties, and their associated travel and living expenses in accordance with Contractor's travel and living expense policy in effect at the time the expenses are incurred. There will be, at a minimum, a Facility Manager and one (1) Technical Manager (not a Finance Manager) assigned to the Facility. Home office support associated with the execution of the Work Scope is also included. Transfer and relocation expenses during the Combined Operations Phase are included in the definition. All such items included shall be defined as Direct Management.

1.13 Direct Material Costs. A general category of costs associated with the Operation and maintenance of the Combined Facility excluding Direct Management Costs, Direct Labor Costs, Direct Subcontracted Services Costs, and Acceptable Fuel. This category includes, but is not limited to, Consumables, Facility Tools, Purchased Supplies and Services (including hazardous and non-hazardous waste disposal), Facility Modifications, and Spare Parts necessary to comply with Owner's Requirements. Sales tax is specifically included in the definition. Such expenditures may include but are not limited to payments to components of General Electric Company for work performed at the Facility Site. All such items included shall be defined as Direct Management.

1.14 Direct Subcontracted Services Costs. Costs billed to Contractor for work performed by a Subcontractor (including sales tax) in connection with Contractor's performance of the Work Scope, engaged after prior review and written approval of Owner, such approval not

Second Amended and Restated Selkirk O&M Services Agreement
CONFIDENTIAL
EXECUTION COPY  6/29/00
       to be unreasonably withheld or delayed. Such expenditures may include, but are not limited to, payments to components of General Electric Company for work performed at the Facility Site, but shall not include Purchased Supplies and Services or any costs associated with Planned and Unplanned Maintenance. Direct Subcontracted Services Costs also include payments to lawyers and consultants engaged with the prior written approval of Owner. All such items included shall be defined as Direct Subcontracts.

1.15 Estimated Budget. A proposal for a Budget for a Contract Year, to be developed by Contractor and presented pursuant to Article 4.

1.16   Extra Work. Extra work shall have the meaning set forth in Article 6.

1.17 Facility Manager. Contractor's representative at the Facility Site who represents Contractor in all matters regarding this Agreement, and whom Contractor authorizes to act on behalf of and commit Contractor for the purpose of conducting normally expected Work Scope activities at the Facility Site.

1.18 Facility Modifications. Changes to any part of the Combined Facility configuration, equipment, or systems.

1.19 Facility Output. The net electrical output of the Combined Facility as determined in accordance with Exhibit VIII.

1.20   Facility  Output Test. A test of facility  output as set forth in Exhibit
       VIII.

1.21 Facility Site. The land leased and appurtenant easements to be granted to Owner under the terms of the Second Amended and Restated Lease Agreement between Owner and Host (Execution Draft dated October 21, 1992) including the "Unit I" and "Unit II" premises as defined therein.

1.22 Facility Tools. A subset of Direct Materials Costs. The tools, instruments, and equipment, usually over One Thousand ($1,000) Dollars in value, required to perform the Operation and maintenance of the Combined Facility. Facility Tools under One Thousand ($1,000) Dollars in value are considered Consumables.

1.23 Facility Work Force. Personnel employed at the Combined Facility who will perform the Work Scope described herein. The specific positions are specified in Exhibit VI and are subject to change by mutual agreement.

1.24 Financing Agreement. The agreement between Owner and Chase Manhattan Bank N.A., as Agent, and the financial institutions parties thereto, relating to the construction and/or permanent financing of the Combined Facility executed at the initial financial closing.

Second Amended and Restated Selkirk O&M Services Agreement
CONFIDENTIAL
EXECUTION COPY  6/29/00

1.25 Fuel Agreements. The fuel purchase agreements, collectively the gas purchase contracts between Owner and various suppliers, as amended from time to time.

1.26 Host. General Electric Company, GE Plastics, owner of the land upon which the Combined Facility will be located, and the purchaser of the steam to be produced by the Combined Facility.


1.27 Host Agreements. The Agreement for the Sale of Steam (Execution Draft dated October 21, 1992, the Second Amended and Restated Lease Agreement (Execution Draft dated October 21, 1992), the Amended and Restated Boiler Facility Purchase and Sale Agreement dated June 14, 1990, and the Utilities Building Lease Agreement (Execution Draft dated October 21,
       1992).

1.28 Labor Services Contractor. Per Host Agreements, Contractor will utilize certain services, including Host supplying non-supervisory or other personnel as part of the Facility Work Force. These services are expected to be administration, payroll processing, and personnel relations and may be changed or expanded, subject to reasonable review and written approval by Owner, which approval shall not be unreasonably withheld, as necessary to help fulfill Contractor's obligations under this Agreement. Lawyers and consultants fees may be included where engaged with the prior written approval of Owner, which approval shall not be unreasonably withheld.

1.29 Non-Peak Period. This period shall include the calendar months of March, April, May, September, October, and November, unless otherwise adjusted by mutual agreement of the Owner and Contractor.

1.30 Operation. Services, as specified in this Agreement, provided by Contractor to implement operation of equipment and systems of the Combined Facility. Operation will be in accordance with the Work Scope, Owner's Requirements, and Owner's Plan of Operation.

1.31 Operating Income. Operating Income is equal to Gross Profit less O&M expenses, lease/utilities, administration and general expenses, and Depreciation.

1.32 Operations Phase. The period of time commencing upon the effective date of this Agreement and continuing thereafter through the Term of this Agreement as defined in Article 10.

1.33 Owner's Representative. A representative of Owner who will be available (or whose delegate will be available) every day of the year to act as a liaison between Owner and Contractor.

Second Amended and Restated Selkirk O&M Services Agreement
CONFIDENTIAL
EXECUTION COPY  6/29/00

1.34 Owner's Requirements. Obligations arising by operation of law or regulation or pursuant to the Host Agreements, the Power Sale Agreements, the Fuel Agreements, the Unit I or Unit II Construction Agreement, the Financing Agreement, or the New York Independent System Operator, as those obligations reasonably apply to or impact the performance of this Agreement, and as those obligations are reasonably interpreted and presented by Owner to Contractor in writing.

1.35 Partners. JMC Selkirk, Inc. (Affiliate of Beale Generating Company, formerly known as J. Makowski Company, Inc.) and RCM Selkirk GP, Inc. (Affiliate of The McNair Group, formerly known as Cogen Technologies Selkirk, GP Inc.).

1.36 Partnership Budget. The project budget, as approved by the Partners by September 30th of each Contract Year.

1.37 Peak Period. This period shall include the calendar months of January, February, June, July, August, and December, unless otherwise adjusted by mutual agreement of the Owner and Contractor.

1.38 Plan of Operation. Owner's instructions to Contractor specifying Owner's operating objectives for the applicable period, given in a timely manner.

1.39 Planned Maintenance. Periodic inspection, overhaul and repair of the Combined Facility, scheduled in accordance with Section 5.2 and of predetermined duration, and in accordance with the Unit I and Unit II design engineer's recommendations, the equipment manufacturers' recommendations, the reasonable recommendations of Contractor, and
       Prudent Utility Practices. Expenditures for Planned Maintenance may include, but are not limited to, payments to components of General Electric Company for work performed at the Facility Site. Costs associated with Planned Maintenance will be defined as Planned Maintenance Costs.

1.40 Plant Efficiency. The efficiency of the combined cycle system is defined as the electrical energy produced plus the heat to process energy produced all divided by the heat consumption of the gas turbines.


1.41 Power Sale Agreement(s). The Amended and Restated Agreement between Owner and Niagara Mohawk Power Corporation, dated December 7, 1987, as amended December 14, 1989, further amended January 25, 1990, further amended October 22, 1992, an Agreement dated March 31, 1994, further amended June 26, 1996 and further Amended and Restated July 1, 1998 (the "Unit I Power Sale Agreement"), and Contract No. 346 between Owner and Consolidated Edison Company of New York, Inc., dated April 14, 1989, as amended September 13, 1991,further amended October 22, 1992, and further amended September 13, 1996, (the "Unit II Power Sale Agreement").

Second Amended and Restated Selkirk O&M Services Agreement
CONFIDENTIAL
EXECUTION COPY  6/29/00

1.42 Prudent Utility Practices. Those practices and methods commonly used in cogeneration, industrial, and utility combined cycle power plants, similar to the Facility, that, to the extent practicable at a particular time, in the exercise of reasonable judgement, in light of the facts known at the time the decision was made, would have been expected to accomplish a desired result, consistent with applicable federal, state, local laws, rules, regulations, and ordinances, and in a safe manner.

1.43 Purchased Supplies and Services. A subset of Direct Materials Costs. Purchased services will normally be associated with consultants and subcontractors employed to assist in or support Operation or Routine Maintenance. A list of common service and supply items is included in
       Exhibit VII.

1.44 Routine Maintenance. Maintenance of a regular, preventive and minor nature that should be performed periodically to keep the Combined Facility in working order including, but not limited to, lubrication, repacking of valves, minor leak repair, adjustment, calibrations, installation of Consumables, general housekeeping, painting and general upkeep, and similar work. This maintenance will be performed by the Facility Work Force to the point that such work is within its general skill level and as operating duties permit; if not, Routine Maintenance may be performed as Purchased Supplies and Services, or as a Direct Subcontract.

1.45 Spare Parts. A subset of Direct Materials Costs. Replacement parts or assemblies (either in kind or improved) purchased to be installed in the Combined Facility to replace existing parts or assemblies which are removed from service.

1.46 Subcontractor. Any person, firm, or corporation and the legal or personal representative, successor or assign of such party, which contracts with Contractor to perform work (other than the Facility Work Force), in connection with this Agreement, including, without limitation, any component of General Electric Company.

1.47 Summer Period. The period of time in each Contract Year from June 1 through September 30, inclusive. This will include 24 hours per day, 7 days per week during this Summer Period.

1.48 Suspend. A temporary stopping of the Operations Phase services which, at Contractor's option, may include removal of some or all of the Facility Work Force from the Facility Site.

1.49   Term. Term shall have the meaning set forth in Article 10.

1.50 Unit I. The power plant constructed pursuant to the Unit I Construction Agreement on the facility site, including of one (1) ~ 12 MW rated GE steam turbine-generator, one (1) GE 7EA gas turbine generator, consisting of oil and water, pipelines, intake structures, interconnections to gas pipelines and electrical transmission facilities, pumping and meter

Second Amended and Restated Selkirk O&M Services Agreement
CONFIDENTIAL
EXECUTION COPY  6/29/00
       stations, ancillary facilities, and all other equipment for the handling of Acceptable Fuel and the production of steam and electrical power plus the backup steam generation facilities purchased from the host pursuant to certain Host Agreements.

1.51 Unit II. The power plant constructed pursuant to the Unit II Construction Agreement on the Facility site, including of one (1) ~ 150 MW rated GE steam turbine-generator, and two (2) GE 7EA gas turbine generators, consisting of oil and water pipelines, intake structures, interconnections to gas pipelines and electrical transmission facilities, pumping and meter stations, ancillary facilities, and all other equipment for the handling of Acceptable Fuel and the production of steam and electric power, unless specifically excluded in this Agreement.

1.52 Unplanned Maintenance. Maintenance, inspection, and repair of the Combined Facility equipment which is not defined herein as Planned Maintenance or Routine Maintenance. Unplanned Maintenance will normally be performed by a subcontractor but may be performed by the Facility Work Force if within its general skill level and as operating duties permit. Costs associated with Unplanned Maintenance will be defined as Unplanned Maintenance Costs.

1.53 Winter Period. The periods of time in each Contract Year from January 1 through March 31, inclusive, and December 1 through December 31, inclusive. This will include 24 hours per day, 7 days per week during this Winter Period.


                                    ARTICLE 2
                                   WORK SCOPE


2.1 Operations Phase. During the Operations Phase, Contractor shall perform with respect to the Combined Facility the services specified in Exhibit III of this Agreement.

2.2 Work Performed In Accordance With Work Scope. Contractor shall perform its services in accordance with the Work Scope contained in Exhibit III of this Agreement. Contractor will perform the Work Scope (i) in compliance with Owner's Requirements; (ii) in compliance with the laws, rules, and orders of governmental and regulatory authorities having jurisdiction; (iii) in accordance with Prudent Utility Practices; (iv) consistent with all manuals and instructions relating to the Combined Facility and the equipment provided to Contractor by Owner; and (v) consistent with Owner's Plan of Operation to the extent known to Contractor.

Second Amended and Restated Selkirk O&M Services Agreement
CONFIDENTIAL
EXECUTION COPY  6/29/00

                                    ARTICLE 3
                            RESPONSIBILITIES OF OWNER

       Owner shall provide, at all times, a Combined Facility that complies with, and is designed and operable in accordance with, all applicable federal, state, and local permits, laws, rules, regulations and ordinances, in accordance with Owner's obligations arising under the Host Agreements with respect to health, safety and environmental programs and procedures, in accordance with Contractor's obligations under Section 2.2, and in accordance with Owner's obligations arising under the Power Sale Agreement(s). Owner shall be responsible for making such business and strategy decisions as may be required from time to time in connection with the Operation and maintenance of the Combined Facility. To this end, Owner shall specify Owner's Requirements and formulate the Plan of Operation from time to time, specifying Owner's instructions to Contractor as to the desired production schedule and other operating objectives within the Combined Facility's capabilities, and deliver it to Contractor. Items necessary or desired by Owner for the Operation and maintenance of the Combined Facility, but not included in Contractor's responsibilities in Exhibit III, must be provided by Owner. Among the items which Owner shall furnish are those described in Exhibit IV of this Agreement.


                                    ARTICLE 4
                       BUDGET AND APPROVAL OF DIRECT COSTS

4.1    Operations Budget.

       4.1.1 Not later than May 15th prior to the commencement of each Contract Year, Contractor shall submit to owner an Estimated Budget for Operation and Routine Maintenance services including Direct Costs, Contractor's Fee and Direct Material Costs, setting forth by line item entries in the proposed total Budget, in a level of detail (i) reflected in the Budget for the previous Contract Year, and (ii) satisfactory to Owner. The Estimated Budget shall be accompanied by a projection of the Facility Work Force staffing level.

       4.1.2 Not later than June 1st, following Contractor's submission of each Estimated Budget, Owner shall notify Contractor of any proposed changes to the Estimated Budget and projections reflected therein, as Owner may deem necessary or appropriate. Within fifteen (15) days following receipt of such notice from Owner, Contractor shall either confirm to Owner its ability to perform the services during such period in conformance with Owner's proposed changes, or object to such proposed changes, stating in detail the reason for such objection. If Owner and Contractor are unable to agree on the Budget prior to the first Day of any Contract Year, the sum paid with respect to expenses for the immediately preceding Contract Year, escalated pursuant to Section 7.6, shall be deemed applicable (subject to retroactive adjustment) for such Contract Year, except that such prior year expenses shall not be applicable if, with respect to expenses, planned maintenance, and other significant events occurred in the preceding Contract Year, or are anticipated in the

Second Amended and Restated Selkirk O&M Services Agreement
CONFIDENTIAL
EXECUTION COPY  6/29/00
upcoming Contract year, until such time as Owner and Contractor reach agreement on the Budget by negotiation. If Owner and Contractor are unable to agree on the Budget prior to the first Day of any Contract Year, and if the sum paid with respect to expenses for the immediately preceding Contract Year is not applicable to the current Contract Year because, with respect to expenses, significant events occurred in the preceding Contract Year, or are anticipated in the upcoming Contract Year, then, subject to Contractor's rights in Section 12.1, Owner shall establish a reasonable Budget for the areas of variation or disagreement consistent with Prudent Utility Practices, the Work Scope, and other similar projects. Notwithstanding the foregoing, the Budget may be amended upon the agreement of Owner and Contractor for any changes in the Work Scope (Article 2) or changes in the Plan of Operation based upon an agreement of the Parties, during the applicable Contract Year.

4.2 Purchasing Routine. Subject to Section 4.4, Contractor is authorized as agent for the Owner to prepare purchase orders on behalf of Owner on Owner's purchase order form for Direct Materials. Except for the handling, transportation, and disposal of hazardous and non-hazardous wastes, such purchase orders will be issued to vendors in accordance with the site purchasing routine then in effect. With respect to handling, transportation, and disposal of hazardous and non-hazardous waste, Contractor, as agent for Owner, will prepare Owner's purchase order(s) directed to vendor(s) selected by Owner. Contractor shall assist Owner in identifying possible vendor(s) for handling, transportation, and disposal of hazardous and non-hazardous waste and Owner shall review and determine the vendor(s). Prior to issuance, such purchase orders respecting handling, transportation, and disposal of hazardous and non-hazardous waste shall be submitted to Owner for review and approval. Contractor will verify the receipt of the material or purchased service and forward the vendor invoice for approval, processing, and payment by Owner. Owner shall have his purchase order and payables functions in place upon the effective date of this Agreement.

4.3 Budget and Costs. In the event Contractor desires to incur a cost which, when paid, will result in an excess of costs over the total of all Budget line items for the Contract Year and which it believes should result in an increase in the Budget, Contractor shall notify Owner and Owner shall determine whether an adjustment to the Budget is appropriate. Except as required by Section 20.8, Contractor shall not commit Owner to incur such a cost without Owner's prior written consent. Owner may express its consent in writing by either adjusting the Budget or approving the costs without adjusting the Budget. If Owner approves such cost in excess of Budget without adjusting the Budget, such cost shall be deemed to be in excess of Budget; and Owner's remedies for Contractor's incurring costs in excess of the Budget shall be as provided in Article 11.2. If Owner fails to approve an expenditure and Contractor is unable to perform its obligations under this Agreement without incurring such expense, Contractor may terminate this Agreement pursuant to Clause 12.1 (ix).

4.4 Limitation. Except in an emergency endangering life or property and for purchase orders signed by Owner, Contractor may not enter into any contracts binding Owner which have terms in excess of one year or obligate Owner to make expenditures in excess of $50,000 without the prior written consent of Owner.

Second Amended and Restated Selkirk O&M Services Agreement
CONFIDENTIAL
EXECUTION COPY  6/29/00

                                    ARTICLE 5
                        PLANNED AND UNPLANNED MAINTENANCE

5.1 Planned and Unplanned Maintenance. Contractor is authorized as Owner's agent to prepare purchase orders on behalf of Owner, on Owner's purchase order form, in accordance with the site purchasing procedures, to procure required parts and the services of qualified contractors for the Planned and Unplanned Maintenance of the Combined Facility consisting of outage management, technical supervision, scheduling and planning, labor, tooling and equipment, inspection reports and recommendations. Contractor will provide coordination between the Facility Work Force and contractors selected for a Planned or Unplanned Maintenance event.

5.2 Budget for Planned Maintenance. By May 15th prior to each Contract Year of the Operations Phase, Contractor will submit a budget and schedule for Planned Maintenance for the following year.

5.3 Pricing for Planned Maintenance. No later than thirty (30) days prior to each separate maintenance event on the annual Planned Maintenance schedule, Contractor shall secure a firm price for a defined scope of work, unless otherwise defined in this agreement, or give owner an estimate based on time and material rates to be agreed upon in advance for the budgeted items. During such maintenance, the work performed by the Facility Work Force shall not be included in the firm price, estimate, or billing for Planned Maintenance unless such work is performed outside their regularly scheduled work hours. Contractor shall use reasonable efforts to comply with a reasonable request from Owner to secure such prices up to ninety (90) days prior to major maintenance events.

5.4 Pricing for Unplanned Maintenance. Contractor shall procure on behalf of Owner the services of qualified contractors for Unplanned Maintenance on an agreed upon firm price for a defined scope of work or time and materials basis at rates to be agreed upon in advance. Owner will be notified of an Unplanned Maintenance event. If a time and materials payment method has been chosen for a particular event, Contractor shall provide a projected cost estimate and shall keep Owner advised as to total committed costs relative to the estimate for the Unplanned Maintenance event.

Second Amended and Restated Selkirk O&M Services Agreement
CONFIDENTIAL
EXECUTION COPY  6/29/00

                                    ARTICLE 6
                                   EXTRA WORK

6.1 Definition of Extra Work. Extra Work is work which is necessary or desirable to operate the Combined Facility legally and safely in accordance with this Agreement, but which is not specified to be performed within the Work Scope and which increases Contractor's Direct Costs or Direct Materials Costs. Contractor shall be entitled to an Extra Work adjustment in the event (i) of a Facility Modification, (ii) of a change in Owner's Requirements, (iii) of a change in applicable federal, state or local laws, codes, rules, regulations, permits or licenses, or (iv) of a modification to the Unit I or Unit II Host Agreements, Power Sales Agreements, Fuel Agreements or Financing Agreement subsequent to the dates of such agreements as recited in this Agreement; provided in each case that Contractor cannot accommodate the changed circumstances through it's planned staffing level during normal operating hours and thereby incurs an increase in cost.

6.2 Billing for Extra Work. For short duration Extra Work events (less than one month), billing rates for Direct Management Costs including overtime will be GE standard published rates for field engineering services in effect at the time the work is performed. For longer duration Extra Work events, billing rates for Direct Management Costs will be established by mutual agreement between Owner and Contractor or incorporated in the Agreement as an amendment to Direct Management staffing with a corresponding change in Direct Management Costs and Contractor's Fee. Direct Labor billing shall Include Direct Labor Costs, including overtime, plus 25% for Contractor's fee. Direct Material Costs will be paid directly by Owner in accordance with Section 7.1 (v).


                                    ARTICLE 7
                                    PAYMENTS

7.1 Operations. Payments for services performed during each year of the Combined Operations shall be as described below:

       (i) Direct Management Costs.

          (1) Owner shall pay to Contractor the sum of Seventy Three Thousand Three Hundred Thirty Three Dollars ($73,333) per month for Direct Management for the first Contract Year of this Agreement (January 1 through December 31, 2000). The Direct Management Cost will remain fixed for the first Contract Year of this Agreement. During this period, Contractor shall assign a Facility Manager, Operations Manager, Finance Manager, and Systems Manager full-time to the Facility.

          (2) Beginning January 1, 2001, Owner shall pay to Contractor the sum of Thirty Six Thousand Six Hundred Sixty Seven Dollars ($36,666) per month for Direct

Second Amended and Restated Selkirk O&M Services Agreement
CONFIDENTIAL
EXECUTION COPY  6/29/00

Management during the remainder of the Term of this Agreement. For the remainder of the Term of this Agreement, Contractor shall assign a Facility Manager and two (2) additional Managers as agreed to by both Parties. Direct Management Costs shall be escalated monthly in accordance with Section 7.6, prorated for any period less than a month, and billed on or about the first day of each month.

          (3) Owner may further reduce the Contractor's staff to a Facility Manager and one (1) additional technical (non- Finance) Manager with an appropriate reduction in Direct Management Costs. Owner may also add an additional Manager to maintain the four-person staff with an appropriate addition to Direct Management Costs. The annual cost reduction for the Finance Manager position shall be Ninety Thousand Dollars ($90,000). The annual cost addition for a technical Manager is One Hundred Twenty Five Thousand Dollars ($125,000). These cost adjustment amounts shall be escalated monthly in accordance with Section 7.6, prorated for any period less than a month. Owner will provide written notification to Contractor no later than sixty (60) days prior to the addition or removal of above positions. Owner shall use best efforts to provide even more advance notification.

          (4) Subject to the applicable grace periods described in this clause, Owner may assess a Ten Thousand Dollar ($10,000) per month reduction in Direct Management Costs if Contractor fails to provide a full-time qualified person for each assigned Manager position. Upon written notification to be provided in a timely and reasonable manner by Contractor to Owner that, as of a date certain, one of the existing Contractor Direct Management personnel will be leaving the Facility due to a decision to relocate to a position outside of GEII or GEII affiliate then Contractor shall be granted a grace period of 30 days from the date of such notification to provide a qualified replacement before the relevant reduction in Direct Management Costs begins to be assessed. However, if said Contractor Direct Management person leaves the Facility to relocate to another position within the Contractor GEII or GEII affiliate organization, then the above reduction in Direct Management Costs shall begin on the day such person leaves the Facility for his new position, provided that Contractor has failed to provide a qualified replacement at that time. This reduction shall be escalated monthly in accordance with Section 7.6, shall be prorated for any period less than a month and shall end the day the replacement person is permanently assigned and reports for work at the Facility.


     (ii) Direct Labor Costs. Owner shall pay Contractor for Direct Labor Costs as Incurred. These costs shall be billed on or about the first day of each month during the Operations Phase for the previous month's services.


     (iii) Direct Subcontracted Services Costs. Direct Subcontracted Services shall be purchased by Contractor. These costs shall be billed on or about the first day of the month during Operations Phase and on or about the first day of each month for the previous month's services.

Second Amended and Restated Selkirk O&M Services Agreement
CONFIDENTIAL
EXECUTION COPY  6/29/00

     (iv) Extra Work. Owner shall pay Contractor for services performed for any Extra Work. Services shall be billed on or about the first day of each month during Operation Phases for the previous month's services.


     (v)  Direct  Material  Costs.   Direct  Materials  shall  be  purchased  in
accordance with Section 4.2. Owner shall be invoiced in its own name and shall pay directly for such items.


     (vi) Contractor's Fee.

          (1) Owner shall pay to Contractor the sum of Fifty Five Thousand Dollars ($55,000) per month for Contractor's Fee during the first Contract Year of this Agreement (January 1 through December 31, 2000). The Contractor's Fee will remain fixed from January 1, 2000 to June 30, 2000 for the first Contract Year of this Agreement and escalated accordingly for the remainder of the first Contract Year of this Agreement, and remaining Contract Years of this Agreement pursuant to 7.6. The Contractor's Fee shall be escalated monthly in accordance with Section 7.6 and prorated for any period less than a month.

          (2) Beginning January 1, 2001, Owner shall pay to Contractor the sum of Twenty Seven Thousand Five Hundred Dollars ($27,500) per month for
Contractor's Fee during the remainder of the Term of this Agreement. Contractor's Fee shall be escalated monthly in accordance with Section 7.6 and prorated for any period less than a month. Contractor's Fee shall be billed on or about the first day of each month.


     (vii) Contractor's Overhead. There will be no overhead charges, except for material or third party services procured through GEII. Overhead charges for these items will be 10%.


     (viii) Planned and Unplanned Maintenance Costs. Planned and Unplanned Maintenance Costs shall be purchased according to Article 5 and be invoiced to Owner in its own name and be paid directly by Owner.

     (ix) Performance Incentive. At the end of each Contract Year, Contractor will issue an invoice for bonus earned by Contractor or credit due to Owner, for that current Contract Year or portion thereof, pursuant to Sections 7.2 and 7.3 and escalated monthly in accordance with Section 7.6.

Second Amended and Restated Selkirk O&M Services Agreement
CONFIDENTIAL
EXECUTION COPY  6/29/00

7.2 Performance Incentive. For the first Contract Year of this Agreement (January 1 through December 31, 2000) the available bonus based upon the Performance Incentive measurements as described below is Six Hundred Sixty Thousand Dollars ($660,000). Beginning January 1, 2001, and for the remainder of the Term of this Agreement, the available bonus based upon the Performance Incentive as described below is Three Hundred Thirty Thousand Dollars ($330,000). The annual amount of any bonus or penalty shall be escalated monthly in accordance with Section 7.6, prorated for any period that is less than a full twelve months. The bonus will be based upon Plant Performance, Financial Performance, and Management Performance and will be weighed according to the following, and as demonstrated in Exhibit I. The Performance Incentive will be paid or credited on an annual basis, in accordance with Sections 7.4 and 7.5.


7.2.1 Performance Incentive Based Upon Plant Performance. Thirty percent (30%) of the above available bonus is based upon Plant Performance Indicators. This portion of the performance incentive (the "Plant Performance Bonus") will be further divided as described below:

          (i) Integrated Facility DMNC Test-Summer Capability Demonstration Period ("Summer DMNC"). The available bonus for this test is 30% of the Plant Performance Bonus. The plant's integrated Summer DMNC test will be performed using the procedures mutually agreed to by Contractor and Owner per Exhibit
VIII. The "Summer Target DMNC" shall be equal to 345 MW, with the "Unit I Minimum DMNC Threshold" set at 80 MW, and the "Unit II Minimum DMNC Threshold" set at 265 MW. If the "Summer Target DMNC" is achieved exactly, 25% of this bonus shall be paid by Owner to Contractor. If the Summer DMNC is between 345 MW and 360 MW, a bonus shall be paid by Owner to Contractor proportionally equal to 0% to 100% of the remaining available bonus for this test. If "Unit I Minimum DMNC Threshold", or "Unit II Minimum DMNC Threshold" are not met during the Summer Capability Demonstration Period, and Owner is harmed as of result of the DMNC reported, a credit shall be applied by Contractor to Owner equal to 100% of the available bonus for this test. There shall be no credit applied in the event that Unit I and Unit II DMNC Thresholds are not met, and Owner has reported acceptable values per testing procedures in Exhibit VIII. Any changes in test practices, as agreed to by Owner and Contractor shall be amended in Exhibit VIII, and may result in new mutually agreeable target figures.

          (ii) Integrated Facility DMNC Test-Winter Capability Demonstration Period ("Winter DMNC"). The available bonus for this test is 20% of the Plant Performance Bonus. The plant's integrated Winter DMNC test will be performed using the procedures mutually agreed to by Contractor and Owner per Exhibit
VIII. The "Winter Target DMNC" shall be equal to 410 MW. Because the Winter Capability Demonstration Period straddles two Contract Years, the Facility DMNC demonstrated during the period will be applicable in the year in which the Winter Capability Demonstration Period ends. For example: the Facility DMNC demonstrated during the period November 1, 1999 through April 15, 2000 will be applicable for the 2000 Contract Year. If the "Winter Target

Second Amended and Restated Selkirk O&M Services Agreement
CONFIDENTIAL
EXECUTION COPY  6/29/00

DMNC" is achieved exactly, 25% of this bonus shall be paid by Owner to Contractor. If the Winter DMNC is between 410 MW and 430 MW, a bonus shall be paid by Owner to Contractor proportionally equal to 0% to 100% of the remaining available bonus for this test. If the Winter Target DMNC is not achieved, no bonus shall apply. Any changes in test practices, as agreed to by Owner and Contractor shall be amended in Exhibit VIII, and may result in new mutually agreeable target figures.


          (iii) Equivalent Forced Outage Rate (EFOR) - The available amount of the Plant Performance Bonus based upon this measurement will be allocated as detailed below. The EFOR, on a percentage basis, shall be calculated by Owner on a monthly basis for each of the Unit I and Unit II facilities, in accordance with the North American Electric Reliability Council "Generating Availability Data System" (NERC/GADS) standards (IEEE definition) annexed to this Agreement as Exhibit XII, in effect at the time this Agreement is signed. Owner will allow adjustments to the EFOR calculation in the case of (1) acts of God, flood, drought, earthquake, severe storm, pestilence, lightning and other natural catastrophes, epidemic, war, riot, civil disturbance or disobedience, strikes labor disputes ; (2) action or inaction of legislative, judicial or regulatory agencies or other proper authority; (3) any similar occurrence caused by a third party beyond Contractor's reasonable control; (4) Owner's failure to provide recommended Spare Parts in accordance with GER 3620 (Exhibit II); (5) Owner's undue delay in acting out responsibilities under Clauses 4.4 and 5.4 or (6) Owner-requested schedule changes (in required maintenance or operations) for business reasons, as mutually agreed by Owner and Contractor. The use of this calculation is based on its adoption and use by the New York Independent System Operator (NYISO) and may be replaced, by mutual agreement of Owner and Contractor, if a different performance measure is utilized by either the NYISO or the Combined Facility's electric power customers.


               (a) "Unit I Peak Period Average EFOR": The available bonus based upon this measurement is 15% of the Plant Performance Bonus. The Unit I Peak Period Average EFOR will be the mathematical average of the monthly Unit I EFOR's during the calendar months included in the Unit I Peak Period.

If the Unit I Peak Period Average EFOR is equal to 2.0%, no bonus shall be paid or credited.

If the Unit I Peak Period Average EFOR is between 2.0%and 0.0%, a bonus shall be paid by Owner to Contractor proportionally equal to 0% to 100% of the available bonus for this measurement.

If the Unit I Peak Period Average EFOR is between 2.0% and 3.0%, a credit shall be applied by Contractor to Owner proportionally equal to 0% to 100% of the available bonus for this measurement.

                                       18
Second Amended and Restated Selkirk O&M Services Agreement
CONFIDENTIAL
EXECUTION COPY  6/29/00

               (b) "Unit II Peak Period Average EFOR": The available bonus based upon this measurement is 15% of the Plant Performance Bonus. The Unit II Peak Period Average EFOR will be the mathematical average of the monthly Unit II EFOR's during the calendar months included in the Unit II Peak Period.

If the Unit II Peak Period Average EFOR is equal to 2.0%, no bonus shall be paid or credited.

If the Unit II Peak Period Average EFOR is between 2.0% and 0.0%, a bonus shall be paid by Owner to Contractor proportionally equal to 0% to 100% of the available bonus for this measurement.

If the Unit II Peak Period Average EFOR is between 2.0% and 3.0%, a credit shall be applied by Contractor to Owner proportionally equal to 0% to 100% of the available bonus for this measurement.

               (c) "Unit I Non-Peak Period Average EFOR": The available bonus based upon this measurement is 10% of the Plant Performance Bonus. The Unit I Non-Peak Period Average EFOR will be the mathematical average of the monthly Unit I EFORs during the calendar months included in the Unit I Non-Peak Period.

If the Unit I Non-Peak Period Average EFOR is equal to 2.0%, no bonus shall be paid or credited.

If the Unit I Non-Peak Period Average EFOR is between 2.0% and 0.0%, a bonus shall be paid by Owner to Contractor proportionally equal to 0% to 100% of the available bonus for this measurement.

If the Unit I Non-Peak Period Average EFOR is between 2.0% and 3.0%, a credit shall be applied by Contractor to Owner proportionally equal to 0% to 100% of the available bonus for this measurement.

               (d) "Unit II Non-Peak Period Average EFOR": The available bonus based upon this measurement is 10% of the Plant Performance Bonus. The Unit II Non-Peak Period Average EFOR will be the mathematical average of the monthly Unit II EFORs during the calendar months included in the Unit II Non-Peak Period.

If the Unit II Non-Peak Period Average EFOR is equal to2.0%, no bonus shall be paid or credited.

If the Unit II Non-Peak Period Average EFOR is between 2.0%and 0.0%, a bonus shall be paid by Owner to Contractor proportionally equal to 0% to 100% of the available bonus for this measurement.

                                       19

Second Amended and Restated Selkirk O&M Services Agreement
CONFIDENTIAL
EXECUTION COPY  6/29/00

If the Unit II Non-Peak Period Average EFOR is between 2.0% and 3.0%, a credit shall be applied by Contractor to Owner proportionally equal to 0% to 100% of the available bonus for this measurement.


     7.2.2 Performance Incentive Based upon Financial Performance. Thirty percent (30%) of the above available bonus is based upon Financial Performance.

The available bonus for Financial Performance is based upon Operating Income. The "Target Operating Income" is defined as the Operating Income as budgeted in the Partnership Budget. If the actual Operating Income is equal to 80% of the Target Operating Income, no bonus shall be paid. If the actual Operating Income is between 80% and 105% of the Target Operating Income, a bonus shall be paid by Owner to Contractor proportionally equal to 0% to 100% of the available bonus for this measurement. If the actual Operating Income is between 80% and 70%of the Target Operating Income, a penalty shall be paid by Contractor to Owner proportionally equal to 0% to 100% of the available bonus for this measurement. See Exhbit I for further explanation.


     7.2.3 Performance Incentive Based upon Management Performance. Forty percent (40%) of the above available bonus is based upon Management Performance. This portion of the performance incentive (the "Management Performance Bonus") is subjective, and the parameters listed below will be considered:

         Environmental Health and Safety Practices
         Site Management Responsiveness
         GECS Headquarter Personnel Management Responsiveness
         Staffing levels
         Cooperation with Host
         Succession Planning
         Customer Savings Projects
         Reports (timeliness and quality)
         Facility Appearance
         Community Relations
         Cooperation with Consultants
         Tour Participation
         Budget Submittals (timeliness and quality)
         Cooperation with Owner with respect to special projects and Extra Work

          Review Meetings  (three  times per  Contract  Year)

          o    Organize  Review  Meetings  amongst  Owner   representatives  and
               Contractor's  headquarter/management personnel
          o Include thorough review/update/status report of those items being measured under Article 7, specifically Clause 7.2.3

                                       20

Second Amended and Restated Selkirk O&M Services Agreement
CONFIDENTIAL
EXECUTION COPY  6/29/00

This list is not to be considered exhaustive. In an effort to fairly administer the Management Performance Bonus, Owner and Contractor representatives shall meet three times per year to discuss Management Performance. These review meetings shall include Owner representatives, including the General Manager at the Facility, and Contractor's headquarter/management personnel, and shall consist of, at a minimum, a thorough review/update/status report of those items being measured under Article 7, specifically Clause 7.2.3. Such meeting(s) may be held either in person, via videoconference, or teleconference, and shall not affect the Management Performance Bonus, unless minimum number of meetings is not satisfied within given year. If the Contractor meets or exceeds expected Management Performance, Owner shall pay a bonus equal to 0% to 100% of the Management Performance Bonus on a subjective basis. If the Contractor fails to reasonably meet the overall objectives of the measurement criteria for this section, Contractor shall pay a penalty equal to 0% to 100% of the Management Performance Bonus as administered by the Owner on a subjective basis.


7.3 Limitation. The Parties agree that it would be difficult to accurately determine the amount of actual damages which would arise upon failure of Contractor to attain the outlined measurements in accordance to Clause 7.2, or the deficiencies determined in accordance to Clause 7.2. Therefore, the Parties agree that the amounts determined to be due to Owner from Contractor pursuant to
Section 7.2 are liquidated damages and not penalties. Payment of such liquidated damages shall be in lieu of all actual damages arising upon such occurrences and shall be Owner's sole and exclusive remedy and, when paid, shall relieve the Contractor from all liability for any costs, losses or expenses, claims and penalties, of whatsoever nature incurred by the Owner which result from, or are occasioned by, any failure of the Combined Facility to achieve electrical output or to accept and process Acceptable Fuel. The sum of all liquidated damages as set forth in this Agreement shall not exceed, in the aggregate, Six Hundred Twenty Thousand Dollars ($ 620,000.00) for the first Contract Year of the Agreement, and Three Hundred Ten Thousand Dollars ($310,000.00) for the remaining Contract Years of this Agreement. A bonus earned pursuant to Clauses 7.2.1, 7.2.2, and 7.2.3 may offset any liquidated damages due pursuant to Clauses 7.2.1, and 7.2.2.

7.4 Payment Terms -- Owner Payments to Contractor.

     7.4.1 For the Term of this Agreement, all payments from Owner to Contractor shall be due and payable by Owner without setoff within fifteen (15) days of receipt of a Contractor's Invoice by Owner.

     7.4.2 When Contractor performs Extra Work, Contractor will submit to Owner a Contractor's Invoice for payment for such work. All payments from Owner to Contractor shall be due and payable without setoff within fifteen (15) days of receipt of a Contractor's Invoice by owner.

                                       21
Second Amended and Restated Selkirk O&M Services Agreement
CONFIDENTIAL
EXECUTION COPY  6/29/00

     7.4.3 In the event Owner does not make full payment within twenty (20) days of receipt of Contractor's invoice, interest shall accrue on any unpaid amount at a rate equal to two percent (2%) per annum above the prime rate publicly announced by Chase Manhattan Bank, N.A. and in effect on the due date of the payment, for the period commencing on the fifteenth (15th) day after Owner's receipt of the invoice and continuing to the date payment is received by Contractor. In any event, Contractor shall have the absolute right to Suspend all work under this Agreement if said payment is not made within forty-five (45) days of Owner's receipt of said invoice.

     7.4.4 In the event Owner discovers the amount of an invoice is incorrect Owner shall provide prompt written notice to the Contractor thereof.


7.5 Payment Terms -- Contractor Payments to Owner.

     7.5.1 For the term of this  Agreement,  amounts due, if any,  under Section
7.1 (ix) from Contractor to Owner shall be due and payable by payment or credit without setoff within 30 days of the end of a Contract Year. In the case of credit, net settlement is due within 30 days. After this 30 days, net payment is due. In the event Contractor does not make full payment, or issue appropriate credit, within thirty (30) days of the end of the Contract Year, interest shall accrue on any unpaid amount at a rate equal to the lesser of two percent (2%) per annum above the prime rate publicly announced by Chase Manhattan Bank, N.A. and in effect on the due date of payment, or the maximum rate allowable by law, for the period commencing on the due date of the payment or credit and continuing to the date payment is received by Owner.

     7.5.2 In the event of notice by Owner pursuant to Clause 7.4.4, a final determination or agreement that the amount of the invoice at issue was incorrectly determined and in excess of the amount actually due, and that payment was received by Contractor pursuant to Clause 7.4.1 or Clause 7.4.2, Contractor shall reimburse Owner, without setoff, for the excess amount together with interest thereon at the rate equal to the lesser of two percent (2%) per annum above the prime rate publicly announced by Chase Manhattan Bank, N.A. and in effect on the date notice was received by Contractor, or the maximum rate allowable by law, for the period commencing on the later of the date of Contractor's receipt of Owner's notice pursuant to Clause 7.4.4 or the date that payment was received by Contractor pursuant to Clause 7.4.1 or Clause 7.4.2 and continuing to the date payment is received by Owner.


7.6      Escalation.

     7.6.1 For the purpose of escalation under Clause 4.1.2, and Sections 7.1, 7.2, 12.4, and 13.2 the following definitions apply:

                                       22
Second Amended and Restated Selkirk O&M Services Agreement
CONFIDENTIAL
EXECUTION COPY  6/29/00

          (i) "CPI-W" for Operations Phase shall be The Bureau of Labor Statistics Consumer Price Index for Urban Wage Earners and Clerical Workers (CPI-W) as published monthly for the Northeast Region by the Bureau Of Labor Statistics for the U.S. Department of Labor (updated for base year 82-84=100, pursuant to Series ID CWUR0100SA0).

          (ii) The "Current Month CPI-W" shall be the latest CPI-W published prior to the date an invoice is issued.

          (iii) The "Percent Increase In CPI-W" shall be calculated by subtracting the previous month CPI-W from the Current Month CPI-W and dividing this difference by the previous month CPI-W and expressing the result as a percentage.

          (iv) The "Current Month Rolling Six Month Average CPI-W Change" shall be calculated by adding the Percent Increase In CPI-W for the current month to the Percent Increase In CPI-W for the previous five (5) months and dividing this sum by six (6). This quotient shall be expressed as a percent.

          (v) "Base Payment" shall be the payment based on the applicable price as written in this Agreement.

          (vi) The "Current Month Payment" shall be equal to the Base Payment for the month of January 2000. Beginning July 1, 2000, each subsequent month the Current Month Payment shall be equal to the previous month payment escalated pursuant to Clause 7.6.2.

         7.6.2    Adjustment of Payments.

          (i) The payments shall be adjusted upward monthly if the Current Month Rolling Six Month Average CPI-W Change is greater than zero. The Current Month Payment shall be calculated by multiplying the previous month payment calculated as described herein by the sum of one (1) plus the Current Month Rolling Six Month Average CPI-W Change. If the Current Month Rolling Six Month Average CPI-W Change is less than or equal to zero, the Current Month Payment shall equal the previous month Payment. In any event, no payment shall be less than the applicable Base Payment.

          (ii) In the event the CPI-W shall no longer be published, the base for the index is changed, or the schedule for publishing the index is changed, such other index as Owner and Contractor shall reasonably determine that is most nearly compatible, will be utilized.

          (iii) Adjustments shall be calculated to the nearest one-hundredth of one percent.


                                       23

Second Amended and Restated Selkirk O&M Services Agreement
CONFIDENTIAL
EXECUTION COPY  6/29/00

Example: A sample monthly payment shall be calculated as follows:

Assume a Base Payment of $10,000 is due.

The Current Month Rolling Six Month Average CPI-W Change is equal to


   Mo. 1         Mo. 2           Mo. 3         Mo. 4        Mo. 5        Mo. 6
142.6-141.9 + 142.8-142.6 + 143.0-142.8 + 143.2-143.0 + 144.1-143.2 + 144.2-144.1 =
-----------   -----------   -----------   -----------   -----------   -----------
  141.9          142.6         142.8          143.0        143.2         144.1


0.0161 / 6 = 0.0027 = 0.27% per month.

The payment due is ($10,000) (1.0 + 0.0027) = $10,027.


          7.6.3 For the purpose of escalation under Section 13.2 the annual Limitation of Liability shall be calculated by multiplying the applicable limitation in Section 13.2 by a fraction the numerator of which is the Current Month CPI-W for January of the current Contract Year and the denominator of which is 173.0 (the CPI-W for January 2000).


7.7 Taxes. Prices in this Agreement do not include sales, excise, value added, use or other similar taxes. Consequently, in addition to the prices specified, any such taxes will be calculated by Contractor and added to Contractor's invoices at the time specified in this Agreement and will be due and payable with the invoice. Owner may provide Contractor with a tax exemption certificate for any of the above taxes, acceptable to the applicable taxing authorities, in lieu of these additions. Owner shall indemnify and hold harmless Contractor from all claims or liability for such taxes.









                                       24

Second Amended and Restated Selkirk O&M Services Agreement
CONFIDENTIAL
EXECUTION COPY  6/29/00

                                   ARTICLE 7B
                            LONG TERM PARTS AGREEMENT

Owner and Contractor agrees to purchase a volume of parts per Exhibit X to this Agreement. Exhibit X, Attachment A, Table 1, option B shall govern as of the Agreement signature date, unless further revised by amendment to this Agreement, per the terms in Exhibit X.



                                    ARTICLE 8
                                  TITLE PASSAGE

     Title to all materials and services provided under this Agreement shall pass to Owner upon performance of the work or delivery of materials to the Combined Facility, whichever first occurs. It is expressly understood and agreed, however, that the passage of title shall not release Contractor from its responsibility to fully carry out its obligations under this Agreement.


                                    ARTICLE 9
                                EXCUSABLE DELAY

     Contractor shall not be liable for nonperformance of its obligations under this Agreement or lack of cure of nonperformance or default, to the extent its nonperformance or lack of cure of nonperformance or default is due to: (1) acts of God, flood, drought, earthquake, severe storm, fire, pestilence, lightning and other natural catastrophes, epidemic, war, riot, civil disturbance or disobedience, strikes labor disputes ; (2) action or inaction of legislative, judicial or regulatory agencies or other proper authority; (3) mechanical or electrical failure of the Combined Facility due to causes other than the fault, negligence, or breach of Contractor under this Agreement or the fault or negligence of Contractor's agents or employees; (4) acts of Owner; or (5) sabotage of the Combined Facility; or (6) any similar occurrence beyond Contractor's reasonable control. In the event of the occurrence of an Excusable Delay, Contractor shall promptly notify Owner. Contractor shall use reasonable efforts to mitigate the consequences of an Excusable Delay and to continue performance by alternative means or to resume performance as quickly as possible, and shall Suspend performance only for such period of time as is necessary as a result of an event of Excusable Delay. Nothing herein shall be construed to obligate Contractor to settle any strike or labor disturbance . In the event of a strike or other form of labor action which prevents Contractor from continuing to provide personnel to operate the Combined Facility, Owner shall have the right to continue operating the Combined Facility and to retain such other personnel or agents as Owner in its sole discretion deems necessary or advisable for such purpose, and Owner shall be obligated to pay Contractor only for the services provided by Contractor during any such period of Owner's Operation, but Owner shall not be relieved

                                       25
Second Amended and Restated Selkirk O&M Services Agreement
CONFIDENTIAL
EXECUTION COPY  6/29/00
of its obligation to pay Contractor for all work performed by Contractor prior to such occurrence.


                                   ARTICLE 10
                                      TERM

     This Agreement shall be effective on January 1, 2000, and shall remain in effect through October 31, 2007, subject to earlier termination as provided under this Agreement.


                                   ARTICLE 11
                              TERMINATION BY OWNER

11.1 Termination for Contractor's Insolvency. If Contractor sells or transfers all or substantially all of its assets, or makes a general assignment for the benefit of its creditors, or institutes a proceeding in bankruptcy, or if a receiver is appointed on account of its insolvency, Owner may request of Contractor or its successors in interest assurance, satisfactory of Owner, of Contractor's future performance in accordance with the terms and conditions of this Agreement. If Contractor fails to provide such assurance within thirty (30) days of a request thereof, Owner may, without prejudice to any right or remedy and after giving Contractor seven (7) days prior notice thereof, terminate the employment of Contractor.

11.2 Termination for Contractor's Inability to Perform Economically. If Contractor submits Payment Requests to Owner which reflect expenditures in excess of 115 percent of the Budget, unless otherwise adjusted pursuant to Clause 4.3, for Direct Costs and Direct Materials, excluding Spare Parts, capital expenditures and Facility improvements, for two (2) consecutive or three
(3) overall Contract Years of Combined Facility Operation in a seven year Term, then Owner may, without prejudice to any right or remedy available to it under this Agreement, terminate the employment of Contractor upon sixty (60) days prior written notice, which notice shall be served within ninety (90) days following the end of the Contract Year in question.


11.3     Other Grounds for Termination.

         11.3.1   Owner may terminate this Agreement for cause:

               (i) Immediately upon written notice, if Contractor fails to maintain all of the insurance specified to be supplied by Contractor in Article 16, per the provisions outlined in Article 16; except if such notice is the result of a failure of Electric Insurance Company or successor insurance company to maintain its authorization to do business in New York or a Best's rating of A minus (A-) or better, and be assigned Class IX or better, as measured by the A.M. Best Company, such termination shall take effect only if Contractor

                                       26
Second Amended and Restated Selkirk O&M Services Agreement
CONFIDENTIAL
EXECUTION COPY  6/29/00
fails to cure within 30 days by provision of insurance through a carrier satisfactory pursuant to Clause 16.2.1; or


               (ii) by written notice, which notice shall specify all claimed deficiencies, if Contractor fails to perform its services in accordance with Prudent Utility Practices; provided, however, that the termination shall take effect only upon expiration of a 30 day cure period following Contractor's receipt of Owner's notice and only if Owner reasonably cooperates with Contractor in achieving a cure, including, subject to Article 13 "Warranty", approval of costs for Direct Materials, Direct Labor, Direct Management and Direct Subcontracts, if necessary to cure the deficiencies. It is further provided that if Contractor is not reasonably able to complete the cure within 30 days, the termination shall take effect when and only if Contractor fails to continue to pursue efforts to cure the deficiencies with reasonable diligence or Contractor fails to cure the deficiencies within one year following receipt of the notice of termination; or

               (iii) by written notice, which notice shall specify all claimed deficiencies, if Contractor fails to perform its services in accordance with any other provision of this Agreement and such failure has a material adverse effect on Owner; provided, however, that the termination shall take effect only upon expiration of a 60 day cure period following Contractor's receipt of Owner's notice and only if Owner reasonably cooperates with Contractor in achieving a cure, including, subject to Article 13 "Warranty", approval of costs for Direct Materials, Direct Labor, Direct Management and Direct Subcontracts, if necessary to cure the deficiencies. It is further provided that if Contractor is not reasonably able to complete the cure within 60 days, the termination shall take effect when and only if Contractor fails to continue to pursue efforts to cure the deficiencies with reasonable diligence or Contractor fails to cure the deficiencies within one year following receipt of the notice of termination; or

               (iv) Upon thirty (30) days prior written notice, in the event an Excusable Delay occurs that is not remedied within ninety (90) days of discovery despite Owner's reasonable efforts, which efforts shall be commensurate with the effect of Contractor under Article 9.

     11.3.2 Owner may terminate this Agreement on the effective date of termination of any of the Host Agreements upon sixty (60) days prior written notice provided that upon termination under this Clause 11.3.2, Contractor shall follow the procedures and be entitled to the relief granted by Section 12.4.


11.4 Owner's Rights Upon Termination of Contractor. In the event Owner elects to terminate this Agreement pursuant to this Article 11, Owner shall have the right to continue to use any and all confidential information, including project records, (computer records shall be provided in both electronic and hard copy forms), that are regularly maintained at

Second Amended and Restated Selkirk O&M Services Agreement
CONFIDENTIAL
EXECUTION COPY  6/29/00
the Facility Site and reasonably necessary to the continued Operation of the Combined Facility, provided Owner and others with whom the information may need to be shared to support Facility Operations agree with Contractor in writing to maintain the confidentiality of such information pursuant to Section 20.7. Furthermore, Owner shall have the right to employ any other person, firm, or corporation to perform the services by whatever method Owner may deem expedient. Notwithstanding the foregoing, the following materials are excluded and need not be provided: software developed by or licensed to Contractor, personnel records, Contractor's financial records, medical records and proprietary drawings and design information furnished for Contractor's use by any other section of the General Electric Company.

     11.4.1 Except as otherwise set forth in this Section, upon termination of this Agreement pursuant to this Article 11, Contractor shall not be entitled to receive any further payments under this Agreement, except for payments, pursuant to Article 7, for services performed prior to such termination. Contractor and Owner shall, however, continue to possess and be bound by the rights and obligations set forth in Section 7.7, Section 11.4, Section 11.5, Section 12.4,
Article 13, Article 14, Article 15, Section 20.7, and Section 20.20.


11.5 Contractor's Obligation Upon Termination. If Owner elects to terminate Contractor's employment pursuant to this Article 11, Contractor shall, at Owner's request and at Contractor's expense, perform the following services relative to the services so affected:

     (i) Assist Owner in preparing an inventory of all equipment, fuel, and supplies in use or in storage at the Facility Site;

     (ii) Remove from the Facility Site goods, equipment, material and the like belonging to Contractor;

     (iii) Assign to Owner (to the extent they are assignable) all subcontracts as may be designated by Owner except for subcontractors, other than Host Labor Services Contractor, that are affiliates of the Contractor; and

     (iv) Continue to perform all of its obligations under this Agreement until the date on which the termination becomes effective.


11.6 Owner's Right to Termination for Convenience. Owner shall have such right after year three of this Agreement, subject to the conditions contained in
Section 12.6.

Second Amended and Restated Selkirk O&M Services Agreement
CONFIDENTIAL
EXECUTION COPY  6/29/00

                                   ARTICLE 12
                            TERMINATION BY CONTRACTOR

12.1 Ninety-Day Notice. Upon ninety- (90) days advance written notice to Owner, Contractor may terminate this Agreement for the following reasons:

     (i) an event of Excusable Delay which cannot reasonably be cured; or

     (ii) Owner's unreasonable failure to follow Contractor's written recommendations for Combined Facility Operation, including Operation in accordance with all permits, inspection, and repair, which failure has a material and adverse effect on Contractor; or

     (iii) failure of Owner to maintain all the insurance specified in Article 16; or

     (iv) Owner's failure to perform any of its material obligations under this Agreement, which failure has a material and adverse effect on Contractor; or

     (v) the termination of any of the Host Agreements; or

     (vi) facts or circumstances, not caused by Contractor, arise, are discovered, or become known to Contractor, which actually or potentially results in risks that Contractor reasonably deems imprudent or unsuitable, and which were not disclosed, for whatever reason, by hazardous business reviews conducted (such reviews to be conducted at Contractor's expense and at the approval of the Owner; such approval shall not be unreasonably withheld) by Contractor with respect to the transaction, or

     (vii) Owner's failure to provide, at all times, a Combined Facility that complies with and is designed and operable in accordance with, all applicable federal, state, and local permits, laws, rules, regulations and ordinances, in accordance with Owner's obligations arising under the Host Agreements, and in accordance with Owner's obligations arising under the Power Sale Agreement(s), and in accordance with Contractor's obligations under Section 2.2; or

     (viii) circumstances or a combination of circumstances arise or exist which could reasonably be expected to result in Contractor being subject to regulation as a utility under the Federal Power Act, Public Utilities Regulation Policies Act (PURPA), Public Utilities Holding Company Act (PUHCA), or other applicable laws, rules, or regulations; or

     (ix) Owner and Contractor fail to reasonably agree on a Budget for two (2) consecutive or three (3) overall Contract Years of Combined Facility Operation in a seven year Term.

Second Amended and Restated Selkirk O&M Services Agreement
CONFIDENTIAL
EXECUTION COPY  6/29/00

12.2 Thirty-Day Notice. Upon thirty (30) days advance written notice to Owner, Contractor may terminate this Agreement for Owner's failure to pay Contractor's Invoice within thirty (30) days of Owner's receipt of said invoice.


12.3 Cure Rights. Upon receipt of a notice pursuant to Section 12.1, or 12.2, Owner shall have the right to attempt to cure the event giving rise to the termination notice. In the event Owner cures the event before the effective date of termination, the notice of termination shall be of no force or effect; and in the event Owner undertakes but cannot complete cure before the effective date of termination, the termination date shall be extended by fifteen (15) days. Notwithstanding the foregoing, Contractor may immediately Suspend its performance or work during the existence of any events identified in Section 12.1, or for circumstances which prevent Contractor from performing services in accordance with this Agreement.


12.4 Payments Upon Termination. In the event of termination of this Agreement by Contractor for reasons described in Section 12.1, or notification by Owner pursuant to Article 10, or Clause 11.3.2, Contractor shall deliver a Contractor's Invoice to Owner identifying all payments due, pursuant to Article 7, for services performed prior to the date of termination. In addition, Contractor shall be paid a Direct Management relocation fee of Fifty Thousand Dollars ($50,000) per person within thirty (30) Days of the Date of termination, Contractor's reasonable termination costs (consisting of the costs of terminating or relocating Direct Labor, unless such relocated Direct Labor are transferred to a new electric generating facility for which Contractor provides operation services, and relocating material and equipment). Contractor shall invoice Owner monthly as termination costs are incurred. The relocation fee shall be escalated monthly in accordance with Section 7.6, prorated for any period less than a month, and billed on or about the first day of each month. All termination costs will be completed within three months. Contractor agrees to cooperate with Owner to minimize costs. Payment shall be due consistent with the provisions of Section 7.6. Any late payment shall bear interest at a rate equal to two percent (2%) per annum above the prime rate publicly announced by Chase Manhattan Bank, N.A. and in effect on the due date of the payment, for the period commencing on the fifteenth day after Owner's receipt of the invoice and continuing to the date payment is received by Contractor.


12.5 Owner's and Contractor's Rights upon Termination. Except as otherwise set forth in this Section, upon termination of this Agreement pursuant to this
Article 12, liability of the Contractor for acts performed prior to the termination shall continue, but all liabilities of Contractor shall otherwise cease. Contractor and Owner shall, however, continue to possess and be bound by the rights and obligations set forth in Section 7.7, Section 12.4, Article 13,
Article 14, Article 15, Section 20.7, and Section 20.20.

12.6 Owner's and Contractor's Termination Buyout. At any time after year 3 of the Agreement Owner may terminate the provisions of this Agreement relating to the

Second Amended and Restated Selkirk O&M Services Agreement
CONFIDENTIAL
EXECUTION COPY  6/29/00

Operations and Routine Maintenance Services for its convenience by giving Contractor not less than one hundred twenty (120) days prior notice to the effective date of such termination. In the event that such termination occurs, Owner shall pay Contractor the "Buy-out Amount" specified in Table A, plus applicable demobilization costs, which include the payments for relocation pursuant to Section 12.4, within thirty (30) days of the termination effective date, plus any Extra Work or other completed Services or Performance Incentive amounts due to Contractor for which the Contractor has not been paid. The foregoing shall be Owner's sole and exclusive liability to Contractor for that Facility upon any termination pursuant to this Article 12.6.

Contractor's Right to Termination for Convenience. At any time after year 4 of the Agreement, Contractor may terminate the provisions of this Agreement relating to the Operations and Routine Maintenance Services for the Facility for its convenience by giving Owner not less than 180 days prior written notice to the effective date of such termination. In the event of such termination Contractor shall pay Owner the Buy-out Amount specified in Table A below. The foregoing shall be the Contractor's sole and exclusive liability to Owner upon any termination pursuant to this Section 12.6.

Buy-out Amount: The Parties agree that the damages likely to be incurred in the event of termination as set forth in Section 12 will be difficult to measure, that the Buy-out Amount is reasonable, and that the Buy-out Amount shall be paid in lieu of all such actual damages and not as a penalty.


TABLE A:  BUYOUT AMOUNTS

                Year of the Agreement            O&M Buy-Out Amount
                2000                             N/A
                2001                             N/A
                2002                             N/A
                2003                             $966,000.00
                2004                             $767,000.00
                2005                             $545,000.00
                2006                             $290,000.00
                2007                             $100,000.00

Second Amended and Restated Selkirk O&M Services Agreement
CONFIDENTIAL
EXECUTION COPY  6/29/00

                                   ARTICLE 13
                                    WARRANTY

13.1 Warranty. Contractor warrants to Owner that the work performed under this Agreement shall be performed by competent personnel, in accordance with the Work Scope and will be free from defects in workmanship and materials. The foregoing warranty, and the remedy set forth below, applies to any defect that appears within one (1) year from the date the work giving rise to the claim was performed.


13.2 Exclusive Remedy. Subject to Article 15, and provided that Contractor has been notified in writing promptly after Owner becomes aware of a defect, and whether a claim, however instituted, is based on contract, indemnity, warranty, tort (including negligence), strict liability or otherwise, the exclusive remedy for any claim based on failure of, or defect in, services or materials furnished by Contractor hereunder shall be: (a) for defective services: the retraining or replacement of Contractor's personnel and the re-performance by Contractor of any defective portion of the services furnished; and (b) for any damaged part(s) of the equipment resulting from defective services performed under this
Agreement or for defective materials provided hereunder: the repair or replacement (at Contractor's option) of the damaged part(s) or defective materials. If reperformance of defective services is not practicable, Contractor shall furnish without charge services in an amount essentially equal to those which would have been required for reperformance or negotiate an equitable adjustment in price based upon the cost of the defective services. Where a damaged part(s) or defective material(s) cannot be repaired or replaced by Contractor's reasonable efforts, the Parties will negotiate an equitable adjustment in price based upon the cost of the damaged part(s) or material(s). Notwithstanding the above, Contractor's obligation whether for providing services, parts or materials shall be limited to a maximum of One Hundred Twenty Three Thousand Dollars ($123,000.00) per incident and Three Hundred Sixty Eight Thousand Dollars ($368,000) per Contract Year. These limits shall be subject to escalation in accordance with Clause 7.6.3. In the event the applied deductible of Owner's insurance coverage is less than One Hundred Twenty Three Thousand Dollars ($123,000.00) per incident, Contractor's obligation shall be limited to the amount of that deductible.


13.3 Exclusions. This warranty is exclusive and in lieu of all other warranties, whether written, oral, implied, or statutory. NO IMPLIED STATUTORY WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE SHALL APPLY. Contractor does not warrant under this Agreement any product, material or services of others, which Owner has furnished. Unless expressly stated in the Work Scope, Contractor does not warrant under this Agreement the fitness or suitability of the equipment on which the services are performed, or any modifications thereof, for any specific application, performance, results or use. Any oral or written representation, warranty, course of dealing or trade usage not contained herein will not be binding on any Party.

Second Amended and Restated Selkirk O&M Services Agreement
CONFIDENTIAL
EXECUTION COPY  6/29/00

                                   ARTICLE 14
                              CROSS INDEMNIFICATION

     Subject to the provisions of Article 15 and Article 16.1.3, Contractor hereby agrees to indemnify and hold harmless Owner or its servants, agents or employees, from damage to third parties' property (excluding the Facility Site) or bodily injury to third parties (including death) to the extent resulting from the negligence of Contractor or its servants, agents or employees, while engaged in activities under this Agreement. Owner shall likewise indemnify and hold harmless Contractor or its servants, agents or employees, from any damage to third parties' property or bodily injury to third parties (including death) to the extent resulting from the negligence of Owner or its servants, agents (except Contractor) or employees, while engaged in activities relating to this Agreement. In the event such damage or bodily injury is caused by the joint or concurrent negligence of Owner and Contractor; the loss shall be borne by each Party in proportion to its negligence. No act or omission of the GE International, Inc., in its role as Contractor under this Agreement shall give rise to any Owner right to or claim for indemnification under any of the Host Agreements. No act or omission of the General Electric Company in its role as Landlord under the Lease Agreement, as amended, as Grantor under the Utilities Building Agreement Easement Agreement, as GE under the Utilities and Services Agreement and the Amended and Restated Boiler Facility Purchase and Sale Agreement, as Buyer under the Agreement For The Sale Of Steam, or in a similar role under any other Host Agreement shall give rise to any Owner right to or claim for indemnification under this Agreement. All rights and obligations established by or arising under any of the Host Agreements or related to performance thereof shall be governed and determined by such Host Agreement and all rights and obligations established by or arising under this Agreement or related to performance hereof shall be governed and determined by this Agreement.


                                   ARTICLE 15
                            LIMITATIONS OF LIABILITY

15.1 Amount and Time. Contractor's total liability to Owner on all claims of any kind (excluding death or bodily injury), whether based on contract, indemnity (Subject to Section 15.2), warranty, tort (including negligence), strict liability or otherwise, for all losses or damages arising out of, connected with, or resulting from this Agreement or from the performance or breach thereof, or from any services covered by or furnished during the Term of this Agreement shall not exceed One Million Three Hundred Twenty Thousand Dollars ($1,320,000) for the first Contract Year, and Six Hundred Sixty Thousand Dollars ($660,000) during the remaining Contract Years of the Term of this Agreement. Contractor's total liability is further limited to Two Million Five Hundred Thousand Dollars ($2,500,000) during the Term (including the extension of Term if applicable) of this Agreement. All of Contractor's liability under this Agreement shall cease not later than one (1) year after expiration or earlier termination, of this Agreement.

Second Amended and Restated Selkirk O&M Services Agreement
CONFIDENTIAL
EXECUTION COPY  6/29/00

15.2 Amount and Time Limitations. The limitations of Section 15.1 as to amount and time shall have no application to the extent Owner seeks indemnity or contribution from Contractor with respect to claims arising under Article 14 of this Agreement.


15.3 Categories of Liability. In no event, whether based on contract, indemnity, warranty, tort (including negligence), strict liability or otherwise, shall Contractor or its subcontractors and suppliers be liable for special, incidental, exemplary, indirect or consequential damages including, but not limited to, loss of profits or revenue, loss of use of the equipment or any associated equipment, cost of capital, costs in excess of estimates, cost of purchased power, cost of substitute equipment, facilities or services, downtime costs, or claims of customers and/or lenders of Owner for such damages, and Owner shall indemnify Contractor, its subcontractors and suppliers against any such claims from Owner's customers and lenders.


15.4 Latent Defects. In no event shall Contractor be liable under this Agreement for any loss or damage whatsoever arising from its failure to discover latent defects or defects inherent in the design or construction of the Combined Facility or the Combined Facility equipment. If Contractor furnishes Owner with advice or assistance not required by this Agreement, without separate compensation therefore, Contractor will not be subject to any liability whether in contract, indemnity, warranty, tort (including negligence) or otherwise.



                                   ARTICLE 16
                                    INSURANCE

16.1     Owner's Coverage

     16.1.1 Owner shall provide and maintain in force the following insurance coverage commencing on the date the Contractor shall have employees on the site:

          i) "All Risks" Property Insurance, including physical damage.

          ii) Boiler and Machinery, including physical damage. This insurance shall not contain exclusion for Contractor error in the performance of its services hereunder.

          iii) Commercial General Liability insurance covering third-party claims for personal injury, including bodily injury or death, and property damage with a $1,000,000 minimum limit per occurrence for combined bodily injury and property damage and a $2,000,000 minimum annual aggregate limit. This policy shall provide for a severability of interests, cross liability clause or similar clause.

          iv) Umbrella liability insurance on an occurrence basis in an amount resulting in total coverage when combined with primary layers required by 16.1.1(iii) of no

Second Amended and Restated Selkirk O&M Services Agreement
CONFIDENTIAL
EXECUTION COPY  6/29/00
less than $10,000,000 per occurrence, covering claims in excess of and following the terms of the underlying insurance as set forth in 16.1.1(iii)

          v) Pollution Legal Liability insurance (including gradual and sudden and accidental pollution for coverage that include first party clean up, third party bodily injury and property damage both on and off site and including contractual liability) including Contractor and the Direct Labor Subcontractors as named insured with relation to the performance of Contractor's services under this Agreement for a limit of at least $5,000,000 per occurrence and in the aggregate.

          vi) Comprehensive Automobile Liability insurance, covering claims for personal injury, including bodily injury and death or property damage arising out of the use of all owned (if any), leased (if any), non-owned and hired motor vehicles including loading and unloading with a $1,000,000 minimum limit per occurrence for combined bodily injury and property damage.

          vii) Workers Compensation insurance with policy limits as required by state laws including, without limitation, Employer's Liability insurance for all employees of the Owner with a minimum limit of $10,000,000 per occurrence. The policies shall include an all states endorsement and longshoreman's and harborworker's Compensation Act insurance. Owner shall require that its subcontractors provide worker's compensation insurance for their employees.

     16.1.2 The following shall also apply:

          i) Commencing with the date on which the Contractor shall have employees on the site. Owner shall provide Contractor with certificates of insurance showing policy coverage and limits for all policies in 16.1.1. Contractor shall be listed as an additional insured as respects actions and operations of Owner under this Agreement on the insurance policies described in
Article 16.1.1(iii) and (iv) above. Contractor shall be listed as an additional insured as respects actions and operations under this Agreement on the insurance policies described in Article 16.1.1(i) and (ii) above. Owner shall provide
Contractor with certificates of insurance for 16.1.1. (v) showing policy coverage and limits and showing Contractor and Direct Labor Subcontractor as named insured. Owner shall provide Contractor with a copy of the Pollution Legal Liability insurance policy to Contractor when such policies are reasonably available.


     ii) To the extent of Contractor's fault or gross negligence, Contractor shall pay the lessor of deductibles in 16.1.1 (i) and (ii) per 16.1.4 or Contractor's limit of liability per Article 13,. In no event shall Contractor pay any deductibles or for any waiting periods with respect to Business Interruption or extra expense.

Second Amended and Restated Selkirk O&M Services Agreement
CONFIDENTIAL
EXECUTION COPY  6/29/00

          iii) Owner's All Risk Property Damage and Boiler and Machinery policies shall contain a provision that such policies are primary with respect to any other insurance maintained by Contractor.

          iv) Owner and Owner's insurers shall not terminate or materially modify the insurance coverage required of Owner by Section 16.1.1 without giving thirty (30) days prior written notice to Contractor, except on grounds of non-payment of premiums for which Owner's insurers may terminate the coverage on ten (10) days notice, and the policies shall provide for such written notice.

          (v) Owner shall file with its insurer(s) and diligently pursue claims arising from loss of or damage to property or equipment, including the Facility, whatever the cause of such loss or damage, including the alleged fault or negligence of Contractor.

          (vi) The Owner's insurance carriers waive their rights of recourse and/or subrogation against the Contractor, Subcontractors and their employees for any loss or damage paid for by the insurance listed in this section. To the extent of Contractor's fault or gross negligence, Contractor shall pay deductibles up to one hundred thousand dollars ($100,000) per occurrence up to three hundred thousand dollars ($300,000) per year for coverage afforded to Contractor under the Owner's policies; otherwise Owner shall pay all deductibles. The Owner agrees to require that Owner's Administrative Agent's (Owner) insurance carrier to waive their right of recourse and/or subrogation against the Contractor, Subcontractors and their employees for any loss or damage paid for by the insurance listed in this Article 16.


16.2     Contractor's Coverage

    16.2.1  Contractor shall maintain the following insurance coverage:

          i) Workers Compensation insurance with policy limits as required by state laws including, without limitation, Employer's Liability insurance for all employees of the Contractor with a minimum limit of $10,000,000 per occurrence. The policies shall include an all states endorsement and longshoreman's and harborworker's compensation act insurance. Contractor shall require that its subcontractors provide workers compensation insurance for their employees.

          ii) Commercial General Liability insurance covering third party claims for personal injury, including bodily injury or death, and property damage arising from the performance of Contractor's services hereunder, with a $1,000,000 minimum limit per occurrence for combined bodily injury and property damage and a $2,000,000 minimum aggregate limit. This policy shall provide for a severability of interests, cross liability clause or similar clause.

                                       36
Second Amended and Restated Selkirk O&M Services Agreement
CONFIDENTIAL
EXECUTION COPY  6/29/00

          iii) Umbrella liability insurance on an occurrence basis in an amount resulting in total coverage when combined with primary layers required by 16.1.1
(iii) of no less than $10,000,000 per occurrence, covering claims in excess of and following the terms of the underlying insurance as set forth in 1.6.1.1
(iii).

          iv) Comprehensive Automobile Liability insurance covering claims for personal injury, including bodily injury and death or property damage arising out of the use or operation by Contractor of all owned, leased, non-owned and hired motor vehicles utilized in the performance of Contractor's services hereunder including loading and unloading with a $10,000,000 minimum limit per occurrence for combined bodily injury and property damage.

          v) If the performance of Contractor's duties requires the use by Contractor of any aircraft that is owned, leased or chartered by the Contractor, Aircraft Liability insurance with a $25,000,000 minimum limit per occurrence for property damage and bodily injury, including passengers and crew.

     16.2.2 The following shall also apply:

          i) Contractor shall provide Owner with certificates of insurance showing policy coverage, limits, and all coverage requirements for section 16.2.1.

          ii) Owner and secured parties under Owner's Financing Agreement, and their respective partners, officers, employees and agents as Additional Insureds for insurance provided under 16.2.1 (iv) and (v).


          iii) Contractor shall pay all deductibles on insurance policies required by 16.2.1 iv) Contractor shall not terminate or materially change the insurance coverage required under Article 16.2 without giving thirty (30) days prior written notice to Owner, and the policies shall provide for such written notice.

          v) Contractor and Contractor's insurers waive the right of recourse against Owner and secured parties under Owner's loan agreement, and their respective partners, officers, employees and agents for any loss or damage paid for by Insurance required of and carried by Contractor pursuant to Section 16.2.1

16.3 All insurers must be rated A minus (A-) or better, and be assigned Class IX or better as measured by A.M. Best Company. All Subcontractors' insurers must be rated in accordance with Good Industry Practices. It is agreed that the Contractor may, at its option, elect to use Electric Insurance Company to provide Worker's Compensation insurance or Business Automobile Liability insurance as specified in Article 16.2.1 (i), and (iv), respectively.

                                       37
Second Amended and Restated Selkirk O&M Services Agreement
CONFIDENTIAL
EXECUTION COPY  6/29/00

                                   ARTICLE 17
                                   ASSIGNMENT

     Neither Party hereunder shall assign its duties, rights or obligations in whole or in part without the prior written consent of the other Party. Any attempted assignment by operation of law or otherwise shall be void. Notwithstanding the foregoing, Owner may assign its interest hereunder to an institutional lender to secure repayment of the funds utilized for the acquisition, construction, or Operation and maintenance of the Combined Facility, and Contractor shall have the right to transfer by way of assignment or novation to any affiliated company all rights in and responsibilities of this Agreement. Guarantee will continue to govern successor. Consent (Exhibit XI) will continue to govern successor.


                                   ARTICLE 18
                         COMPLIANCE WITH LAWS AND CODES

18.1 Contractor Obligations. In the performance of this Agreement, Contractor shall comply with all applicable federal, state and local laws, rules, regulations, and ordinances including, but not limited to those administered by the Environmental Protection Agency, State Worker's Compensation Board, and the Occupational Safety and Health Administration, and laws related to Equal Employment Opportunity. All personnel provided by Contractor to perform services under this Agreement shall be properly licensed under applicable law to perform their Job duties.

18.2 Owner Authorizations. Owner represents that it shall obtain all necessary permits, licenses, and certifications, including Continuous Emissions Monitoring System certification, required to lawfully operate the Combined Facility at or prior to the time required. Owner will indemnify Contractor from any penalties, fines, and related costs incurred by Contractor caused by Owner's failure to obtain and retain such permits, licenses, and certifications. Owner shall provide Contractor with Owner's Requirements which shall contain the specific requirements of said permits, licenses, and certifications as they apply to the services provided by Contractor under this Agreement.

18.3 Cooperation. Owner shall provide to Contractor a timely basis information available to Owner on changes to local, state and federal laws, rules, ordinances and regulations pertaining to the Operation and maintenance of the Combined Facility. If any laws, rules, regulations, ordinances, codes, specifications or standards or official interpretations become effective subsequent to the effective date of this Agreement they will be incorporated as Extra Work.

Second Amended and Restated Selkirk O&M Services Agreement
CONFIDENTIAL
EXECUTION COPY  6/29/00

                                   ARTICLE 19
                               DISPUTES PROCEDURE

19.1 Meeting. Any controversy, dispute or claim between Contractor and Owner, which cannot be resolved informally, shall initially be referred to a meeting between Contractor's Facility Manager and Owner's Representative. The meeting shall be held within fourteen (14) Days following the receipt of a written request for such a meeting by one of the Parties.

19.2 Management Meeting. If the matter is not resolved at the meeting referred to in 19.1 above, either Party may, within five (5) Days after the date of such meeting, present the matter to the management of Contractor and Owner's Vice President-Operations for resolution. To this end, Contractor agrees that the Manager of Contractor's O&M Services section, or a representative thereof fully authorized to resolve the dispute, shall meet with the Vice President-Operations of Owner within twenty (20) Days following presentation of the matter to them.

19.3 General Rights Preserved.  If the matter is not resolved within fifty three
(53) Days after the date of written request specified in Section 19.1 or within fourteen (14) Days after the meeting held pursuant to the provisions of Section
19.2 above, either Party is then free to pursue whatever legal remedies it may have.


                                   ARTICLE 20
                                  MISCELLANEOUS

20.1 Rights Between Owner and Host. No provision of this Agreement shall be deemed to modify any rights and obligations between Owner and Host arising under any Host Agreement.

20.2 Environmental Changes. If changes to the Combined Facility or Owner's Requirements occur, for whatever reason, that have a material effect on the health, safety or environmental risk of Contractor, this Agreement shall be amended to redress the material effect to the reasonable satisfaction of Contractor.

20.3 Facility Site Regulations. All pertinent regulations and rules which may be in effect at the Facility Site regarding employment, passes, badges, personnel safety, environmental risk to personal property, and proper conduct on the property shall be observed by Owner's and Contractor's employees, and Contractor shall enforce such regulations and rules on its Subcontractors.

20.4 Personnel. Contractor shall, if requested to do so by Owner in the exercise of Owner's reasonable judgment and discretion, undertake a process, consistent with its personnel procedures, to review the performance of, and discipline or discharge, if appropriate, any incompetent, negligent, dishonest or disruptive personnel.

Second Amended and Restated Selkirk O&M Services Agreement
CONFIDENTIAL
EXECUTION COPY  6/29/00

20.5 Independent Contractor. Contractor shall at all time be deemed an independent contractor and none of its employees or the employees of its subcontractors shall be considered employees of Owner.

20.6 Reasonable Access. Contractor and Owner and their representatives, including lenders independent consultant shall each be afforded access to the Facility Site in accordance with Facility Site procedures, but nothing in this Agreement or in any agreement referenced to or incorporated herein shall be construed to require Contractor, or allow Owner, to disclose material designated confidential by Contractor to a third party independent consultant, unless such third party Independent consultant has executed a confidentiality agreement reasonably acceptable to Contractor.

20.7 Confidentiality, Any documents, information, suggestions, or ideas transmitted by Owner to Contractor, or Contractor to Owner, in conjunction with performance of the Work Scope of the Agreement, are not to be regarded as secret or submitted in confidence, except as may be otherwise identified in writing by Owner and Contractor. With respect to information so identified by label, stamp, or written communication as confidential, the Party receiving such confidential information, as the case may be, shall:

     (1) treat such information as confidential, and use reasonable care not to divulge such information to any third party, such care to be commensurate with, in the case of the Owner, the care exercised by the Owner for protection of its confidential information and in the case of Contractor, the care exercised by GE Contractual Services for protection of its confidential information;

     (2) restrict the use of such information to matters related to the performance of this Agreement; and

     (3) restrict access to such information to personnel who require such information for the performance of this Agreement.

     The restrictions set forth above do not apply to information which:

          (a) is, or becomes publicly known other than through a wrongful act of a Party hereto;

          (b) becomes rightfully known by a party without confidentiality restrictions from a source other than a Party to this Agreement;

          (c) is in possession of a Party prior to receipt from the other Party, or is independently developed by a Party, provided that the person or persons developing same have not had access to such confidential information received from the other Party hereto;

Second Amended and Restated Selkirk O&M Services Agreement
CONFIDENTIAL
EXECUTION COPY  6/29/00

          (d) must be disclosed by requirements of law or valid legal or regulatory process, in which case the Party intending to make such disclosure shall notify the Party which designated the material as confidential in advance of any such disclosure, and reasonably cooperate with any attempt to maintain the confidentiality of such materials; or

          (e) is approved for disclosure, in writing, by the Party, which identified the information as confidential.

As to any individual item of confidential information, the obligation set forth in this Section 20.7 shall expire upon termination of this Agreement, or three years from the date of first disclosure of such information, whichever date is the later.


20.8 Emergencies. In the event of any emergency involving the Combined Facility endangering life or property, Contractor shall take such action as may be reasonable and necessary to prevent, avoid, or mitigate injury, damage, or loss and shall, as soon as practicable, report any such incidents, including Contractor's response thereto, to Owner. Subject to Owner's rights under this Agreement, Owner shall reimburse Contractor for all expenditures made to comply with this Section 20.8. Whenever, in the opinion of Owner, Contractor has not taken sufficient precautions for the safety of the public or the protection of the Combined Facility or of structures or property on or adjacent to the Facility Site, creating in the opinion of Owner an emergency requiring immediate action, the Owner may then direct Contractor, at Contractor's option, to either
(i) take additional corrective action, or (ii) Suspend work.


20.9 Records. Contractor shall maintain all records pertaining to the Combined Facility consistent with Owner's Requirements and retain such records for a minimum period of three (3) years. In the event Owner requires retention of any records beyond three years, Owner shall timely notify Contractor and Contractor shall, at its option, either retain the records or deliver the records to Owner. Contractor shall give Owner 30 days prior written notice before disposing of maintained records of the Facility. At the conclusion of this Agreement, Contractor shall deliver, and Owner shall have the right to continue to use any and all confidential information, including project records, (Contractor shall reasonably cooperate with Owner in transferring the Facility database to Owner's information system), regularly maintained at the Facility Site and reasonably necessary to the continued Operation of the Combined Facility, provided Owner and others with whom the information may need to be shared to support Facility Operations agree with Contractor in writing to maintain the confidentiality of such information. Furthermore, Owner shall have the right to employ any other person, firm, or corporation to perform the services by whatever method Owner may deem expedient. Notwithstanding the foregoing, the following materials are excluded and need not be provided: software developed by or licensed to Contractor, personnel records, Contractor's financial records, medical records and proprietary drawings and design information furnished for Contractor's use by any other section of the General Electric Company.

Second Amended and Restated Selkirk O&M Services Agreement
CONFIDENTIAL
EXECUTION COPY  6/29/00

20.10 Severability. The invalidity, in whole or in part, of any of the Sections or Articles of this Agreement will not affect the validity of the remainder of such Sections or Articles.


20.11 Entire Agreement. This Agreement and all amendments thereto contain the complete agreement between Owner and Contractor with respect to the matters contained herein and upon this Agreement taking effect supersedes all other agreements, whether written or oral, and including the O&M Agreement, with respect to the matters contained herein.


20.12 Amendment. No modifications, amendment, or other change will be binding on any Party unless consented to in writing by Owner's and Contractor's authorized representatives.


20.13 Non-recourse Obligation of Partnership. Contractor acknowledges and agrees that (a) Owner is a Delaware Limited Partnership; (b) Contractor shall have no recourse against the individual assets of any Partner in Owner with respect to claims under or in connection with enforcement of this Agreement and its sole recourse on such claims shall be against the partnership assets, irrespective of any failure to comply with any provisions of this Agreement; (c) no claim shall be made against any Partner by Contractor under or in connection with enforcement of this Agreement, except that Partners may be joined as nominal Parties for the purpose of enforcing Contractor's rights hereunder; (d) Contractor shall have no right of subrogation to any claim of Owner for any capital contributions from any Partner to Owner; and (e) this representation is made expressly for the benefit of the Partners of Owner. Notwithstanding the foregoing, Contractor shall have the right to enforce Section 20.7 of this Agreement against individual Partners of Owner, and to obtain equitable or injunctive relief against the Partners.


20.14 Third-Party Beneficiaries. This Agreement is intended to be solely for the benefit of Owner and Contractor and their successors and permitted assigns and is not intended to and shall not confer any rights or benefits on any third party not a signatory hereto.


20.15  Interpretation.   This  Agreement  shall  be  interpreted  and  construed
according to the laws of the State of New York, as applied to contracts made and to be performed wholly within such state.

                                       42
Second Amended and Restated Selkirk O&M Services Agreement
CONFIDENTIAL
EXECUTION COPY  6/29/00

20.16 Notice. All notices required or provided for in this Agreement shall be in writing and shall be delivered by hand or sent by registered or certified mail, return receipt requested, as follows:

If to Contractor: GE International Inc.
                  GE Contractual Services
                  4200 Wildwood Parkway, 2nd Floor
                  Atlanta, Georgia 30339
                  Attention:  Northeast Operations Manager, James Kaveney

with a copy to Contractor's senior representative at the Facility Site

If to Owner:    Selkirk Cogen Partners, L.P.
                7500 Old Georgetown Rd.
                Bethesda, MD 20814-6161
                Attention: Vice-President PG&E National Energy Group-Northeast

with a copy to Owner's senior representative at the Facility Site.

     Such notices shall be deemed to have been received upon the date of delivery shown upon the return receipt of such item by the Post Office, or upon the date of mailing in the event delivery is refused.


20.17 Waiver. Failure by either Party to exercise any of its rights under this Agreement shall not constitute a waiver of such rights. Neither Party shall be deemed to have waived any right resulting from any failure to perform by the other unless it has made such waiver specifically in writing.

20.18 Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall be deemed one and the same instrument.

20.19 Changes to Owner's Requirements. Contractor agrees that nothing in this Agreement is intended to limit Owner's rights and abilities to make changes, modifications or amendments to the Host Agreements, Power Sale Agreement, Fuel Agreements, Construction Agreement, Financing Agreement, or any other Owner's Requirements, but all such changes, modifications or amendments shall be subject to applicable provisions of this Agreement. Upon any change, modification or amendment to the Host Agreements, Power Sales Agreements, Fuel Agreements, Construction Agreement, Financing Agreement or Owner's Requirements, Owner shall promptly notify Contractor; and if such change, modification, or amendment has a material adverse effect upon the risks or operations of the

                                       43
Second Amended and Restated Selkirk O&M Services Agreement
CONFIDENTIAL
EXECUTION COPY  6/29/00

Contractor, the Parties shall amend this Agreement to redress the material adverse effect to the reasonable satisfaction of Contractor.

20.20 Prior Environmental Contamination. Contractor shall have no liability for, and Owner shall indemnify and hold harmless Contractor from and against, all claims, assessments, expenses, fines, penalties and liabilities whatsoever arising from any surface, soil, ground water or other contamination on or around the Combined Facility or Facility Site existing prior to November 1, 1992. For purposes of this Section 20.20, "contamination" shall mean the presence, in amounts or combinations in excess of applicable levels established by law, ordinance, rule or regulation, of any toxic or hazardous substance(s), waste(s) or material(s) as the same are defined in any current or future federal, state or local law, ordinance, rule or regulation.


     IN WITNESS WHEREOF, the Parties have executed this Agreement, in duplicate, this 18th day of July, 2000.


SELKIRK COGEN PARTNERS, L.P.,               GE INTERNATIONAL INC.
By JMC Selkirk, Inc., its Managing
General Partner

By: /s/ ERNEST K. HAUSER                    By: /s/ MICHAEL KALMES
Ernest K. Hauser                            Michael Kalmes
Vice-President                              General Manager
PG&E National Energy Group - Northeast      GE Contractual Services




                                       44

Second Amended and Restated Selkirk O&M Services Agreement
CONFIDENTIAL
EXECUTION COPY  6/29/00